EX 99.14

Consent of Independent Registered Public Accounting Firm

The Board of Managers
JNL Variable Fund LLC:

We consent to the use of our report dated February 26, 2016 with respect to the financial statements of JNL/Mellon Capital S&P 24 Fund and JNL/Mellon Capital JNL 5 Fund, each a series of JNL Variable Fund LLC as of December 31, 2015,  incorporated herein by reference and to the reference to our firm under the heading "Financial Highlights" in the Proxy Statement and Prospectus filed on form N-14.

/s/ KPMG LLP
December 15, 2016
Chicago, Illinois